Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 1, 2024, relating to the financial statements and financial highlights of Cambria ETF Trust comprising Cambria Shareholder Yield ETF, Cambria Foreign Shareholder Yield ETF, Cambria Global Value ETF, Cambria Global Momentum ETF, Cambria Global Asset Allocation ETF, Cambria Value and Momentum ETF, Cambria Global Tail Risk ETF, Cambria Emerging Shareholder Yield ETF, Cambria Tail Risk ETF, Cambria Trinity ETF, Cambria Cannabis ETF, Cambria Global Real Estate ETF, Cambria Micro and Small Cap Shareholder Yield ETF, and Cambria Tactical Yield ETF, for the year or period ended April 30, 2024, and to the references to our firm under the headings “Other Service Providers” and “Financial Highlights” in the Prospectus and “Accounting and Legal Service Providers” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.
Cleveland, Ohio
August 27, 2024